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                                                                      Exhibit FF

                    GUARANTEE AND SECURITY INTEREST AGREEMENT
                       BY THE TRUSTEES OF THE _____ TRUST

GUARANTEE AND SECURITY INTEREST AGREEMENT, dated as of 26 November, 2001 (the "Agreement"), by and between The Goldman Sachs Group, Inc., a Delaware corporation ("GS Inc."), on its behalf and on behalf of its subsidiaries and affiliates (collectively with GS Inc., and its and their predecessors and successors, the "Firm"), and the trustees of the _____ Trust (the "Obligor") whose names appear at the end of this Agreement (the "Trustees").

                                    RECITALS

1. Covenants and IPO Pledge. In connection with the participation by __________ (the "Transferor") in the Amended and Restated Plan of Incorporation (the "Plan") of The Goldman Sachs Group, L.P., the Transferor and GS Inc. entered into an Agreement Relating to Non-competition and Other Covenants (the "Non-competition Agreement"), dated as of May 7, 1999, in respect of, inter alia, the Transferor's obligations (the "Transferor's Obligations") to keep information concerning the Firm confidential, not to engage in competitive activities, not to solicit the Firm's clients or employees, and to cooperate with the Firm in maintaining certain relationships following the termination of the Transferor's employment. In addition, the Transferor agreed under the Plan and the Noncompetition Agreement to certain provisions regarding arbitration, choice of law and choice of forum, injunctive relief and submission to jurisdiction with respect to the enforcement of the Obligations. Pursuant to the Noncompetition Agreement, the Transferor agreed to pay a certain amount of liquidated damages (the "Liquidated Damages") to GS Inc. in respect of any breach by the Transferor of certain of the Obligations set forth in the Noncompetition Agreement. As security for the timely payment of the Liquidated Damages, the Transferor and GS Inc. entered into a Pledge Agreement, dated as of May 7, 1999 (the "IPO Pledge Agreement"), pursuant to which the Transferor pledged to GS Inc. shares (the "IPO Pledged Shares") of common stock of GS Inc. ("Common Stock").

2. June 2000 Transfer and Pledge. The Transferor transferred (the "Transfer") on June, 26th 2000 shares of Common Stock to the corporation whose name is set forth in definition (a) (the "Corporation"). In order to permit the Transfer, GS Inc. released the IPO Pledged Shares from the pledge imposed by the IPO Pledge Agreement. Pursuant to Section 1(b) of the Security Interest Agreement dated June, 26th 2000 (the "June 26th Agreement"), the Transferor entered into certain covenants and agreements. As security for the timely payment of the Liquidated Damages and the full and timely performance by the Transferor of the covenants and agreements the Transferor agreed by the June 26th Agreement to grant a security interest to GS Inc. of all of the shares or interests in shares issued or to be issued at any time (collectively, the "Secured Shares") of the Corporation except
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         for one share of the Corporation which was and is held by a nominee shareholder for and to the order of GS Inc. absolutely.

3. The Transferor now wishes to transfer all the shares or interests in shares issued by the Corporation and subject to the June 26th Agreement to the Obligor and GS Inc. consents thereto and wishes to release the Transferor from June 26th Agreement on condition that the Obligor enters into this Agreement and the Transferor enters into a Security Interest Agreement with GS Inc. on the date hereof (the "Individual Security Interest Agreement").

4. The Obligor as trustee has granted a guarantee and indemnity (the "Guarantee and Indemnity") to GS Inc but it is fully recognized that liability under such Guarantee and Indemnity is limited to realisable value of the Obligor from time to time and that in no event shall the Trustees of the Obligor be personally or individually liable under this Agreement.

5. This Agreement includes the terms of and constitutes a security agreement in accordance with the provisions of the Security Interests (Jersey) Law 1983 (the "1983 Law") and for the purposes of Article 3 thereof the Obligor is the debtor.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         INTERPRETATION

         Definitions

         In this Agreement:

         (a) the "Corporation" means _________________ a company incorporated under the law of the Island of Jersey whose registered office is situate at 26 New Street, St. Helier, Jersey;

         (b) "Event of Default" shall mean any breach or failure to perform by the Transferor or the Corporation any Guaranteed Obligation or a breach or failure to perform by the Obligor of any of the covenants and agreements contained in section 2(c) hereof.

         (c) "Guaranteed Obligations" mean (i) the timely payment of the Liquidated Damages by the Transferor; (ii) the Transferor's covenants and agreements under Clause 1(c) of the Individual Security Interest Agreement; and (iii) the Corporation's obligations under the June 26th Agreement.

         (d) "Secured Obligations" means (i) the Guarantee and Indemnity by the Obligor provided in Clause 1 hereof and (ii) the covenants and agreements of the Obligor contained in Clause 2(c) hereof.


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         INTERPRETATION

         In this Agreement, unless the context otherwise requires:

         (a) words in the singular shall include the plural and words in the plural shall include the singular;

         (b)      words denoting any gender shall include all genders;

         (c) headings are used for convenience only and shall not affect the interpretation of this Agreement;

         (d) references to Clauses are to be construed as references to clauses of this Agreement;

         (e) references to any agreement or document (including, without limitation, references to this Agreement) shall be deemed to include references to such agreement or document as from time to time varied, amended, supplemented or replaced;

         (f) references to any enactment shall be deemed to include references to such enactment as from time to time amended, extended, re-enacted or consolidated;

         (g) references to a person shall include any body or persons corporate or unincorporate;

         (h) words and expressions defined in the 1983 Law, the Interpretation Law or the Powers of Attorney Law shall have the same meanings and bear the same interpretations when used in this Agreement;

1.       Guarantee and Indemnity.

         (a)      (i)      The Obligor unconditionally and irrevocably
                           guarantees to GS Inc. the satisfaction by each of the Transferor and the Corporation of their respective
                           Guaranteed Obligations.

                  (ii) If and whenever the Transferor or the Corporation shall fail to pay any amount due pursuant to any Guaranteed Obligation the payment or satisfaction of such liability may be met by GS Inc. exercising its rights pursuant to this Agreement over the Secured Shares and this Guarantee and Indemnity shall continue in place so long as this Agreement is in force and until there has been complete performance by the Transferor and the Corporation of all the Guaranteed Obligations.


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                  (iii)    PROVIDED that the liability of the Obligor under this
                           Agreement shall be limited to recourse against the assets held by the Trustees in their capacity as Trustees of the _____ Trust.

         (b) Any settlement or discharge between the Firm and the Obligor shall be subject to the condition that no security or payment to the Firm by the Transferor or the Corporation or any other person shall be avoided or reduced by virtue of any provisions or enactments relating to bankruptcy liquidation or insolvency for the time being in force and if any such security or payment shall be so avoided or reduced the Firm shall be entitled to recover the value or amount of it from the Obligor subsequently as if such settlement or discharge had not occurred.

                  (i) The Obligor hereby agrees that the obligations of the Obligor hereunder shall not be affected by the bankruptcy or dissolution of the Transferor or the Corporation or by any other act omission matter or thing which but for this provision might operate to release or otherwise exonerate the Obligor from its obligations hereunder or affect such obligations.

                  (ii) The Obligor hereby abandons any right it may have under the existing or future law of Jersey whether by virtue of the "droit de discussion" or otherwise to require that recourse be had by the Firm to the assets of the Transferor or the Corporation before any claim is enforced against the Obligor in respect of the obligations assumed by it hereunder.

                  (iii) The Obligor hereby undertakes that it will not claim in any proceedings brought by the Firm to enforce the Obligor's obligations hereunder that the Transferor or the Corporation be made a party to such proceedings.

                  (iv) The Obligor shall continue to be bound by this Guarantee and Indemnity whether or not the Obligor is made a party to legal proceedings brought by the Firm against the Transferor or the Corporation for the recovery of any money due under the Agreement and whether or not the formalities under any Jersey statute whether existing or future in regard to the rights and obligations of sureties shall or shall not have been observed.

         (c) The Firm may at all times without prejudice to this Guarantee and Indemnity and without discharging or in any way affecting the Obligor's liability hereunder grant to the Transferor or the Corporation any time or indulgence deal with exchange release modify or abstain from perfecting or enforcing any rights which the Firm may have now or hereafter from or against the Transferor or the Corporation or compound with the Transferor or the Corporation.


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         (d)      The Obligor hereby agrees that until all money payable by the
                  Transferor or the Corporation under the Guaranteed Obligations to the Firm has been paid in full the Obligor shall not be entitled to and shall not claim to rank as a creditor or exercise any rights as surety in the bankruptcy, liquidation or insolvency of the Transferor or the Corporation in competition with the Firm.

         (e) As a separate and independent stipulation the Obligor hereby agrees that any money payable by the Transferor or the Corporation under the Guaranteed Obligations which may not for whatever reason be recoverable from the Obligor on the footing of a guarantee shall nevertheless be recoverable from the Obligor as sole or principal debtor in respect of such money and shall be paid the Obligor upon demand by the Firm.

         (f) All payments to be made by the Obligor shall be made to such account as the Firm may specify and shall be made without set-off or counterclaim and free and clear of and without any deductions whatsoever unless the Obligator is compelled by law to make payment subject to deductions in which case the Obligor hereby agrees to indemnify the Firm against the same and shall pay to the Firm such additional amounts as may be necessary to ensure that the Firm receives a net amount equal to the full amount which it would have received had payment not been made subject to such deductions.

         (g) This Guarantee and Indemnity shall be in addition to and shall not in any way be prejudiced by any collateral or other security now or hereafter held by the Firm.

         (h) Any notice demand or other communication under this Guarantee and Indemnity shall be given by prepaid post or facsimile addressed to the Obligor at the current address of the Obligor or at such other address as the Obligor may hereafter specify in writing to the Firm. Any such notice demand or other communication sent by facsimile shall be deemed to have been duly made at the time of dispatch.

         (i) Where the Obligor comprises more than one person both or all of such persons hereby abandon any right which they may have under the existing or future law of Jersey whether by virtue of the "droit de division" or otherwise to require that any liability under this Guarantee and Indemnity be divided or apportioned with any other person or be reduced in any manner whatsoever. Both or all of such persons shall be deemed to have entered into this Guarantee and Indemnity jointly and severally. Any demand for payment made by the Firm to any one or more of the persons so jointly and severally liable shall be deemed to be a demand on all such persons. The Firm may release or discharge any one or more of such persons from liability hereunder or compound with, accept compositions


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                  from or make any other arrangements with any of such persons without thereby releasing or discharging any other party to this Guarantee and Indemnity or otherwise prejudicing or affecting the Firm's rights and remedies against any such other party.

         (j) Where this Guarantee and Indemnity is signed by or on behalf of more than one person and any one or more of such persons is for whatever reason not bound by the provisions of this Guarantee and Indemnity the remaining signatories hereto shall continue to be bound by the terms hereof as if such other persons had never been party hereto.

2.       Security Interest.

         (a) In order to provide continuing security for the Secured Obligations the Obligor hereby vests possession of the certificates of title to the Secured Shares in GS Inc. (or its agent) and GS Inc. shall have a first priority security interest and lien (the "Security Interest") in the Secured Shares in accordance with Article 2(3) of the 1983 Law and, except as set forth in Clause 3(a), all proceeds thereof (together with any securities or property to be delivered to GS Inc. pursuant to Clause 3(b), ("Secured Securities"). The Obligor herewith delivers to GS Inc. appropriate undated share transfer forms duly executed in blank (or other documents deemed necessary or appropriate by GS Inc. to give GS Inc. control (as defined in the 1983 Law) (such transfer forms and other appropriate documents, the "Control Documents") in respect of Secured Securities, and will deliver Control Documents for all Secured Securities to be subject to this security interest hereunder from time to time. Until the termination of this Agreement, the Obligor shall have no right to substitute, withdraw, transfer or otherwise dispose of the Secured Securities. (GS Inc. shall not in any circumstances incur any liability or be under any obligation whatsoever in connection with the Secured Securities) Possession by GS Inc. (or its agent) of the certificates of title to the Secured Securities shall be deemed to be pursuant to this Agreement whether such possession were vested before or after the execution of this Agreement.

         (b) The Obligor hereby represents and warrants to GS Inc. that the Secured Shares constitute all of the capital stock of the Corporation; that, except for the lien and security interest granted hereby, the Obligor is the record and owner as trustee of the _____ Trust of all Secured Shares free from any adverse claim, security interest, encumbrance, lien, charge, or other right or interest of any person; that, other than the Secured Shares, there are no debt or equity securities of, or other interests in, the Corporation, and no rights, options, warrants or other agreements or instruments to acquire any debt or equity securities of, or other interest in, the Corporation; and that no person other than the Obligor possesses, directly or indirectly, any voting, economic or other interest in the Corporation


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SAVE THAT one share in the Corporation shall be held by a nominee shareholder who shall hold such share for and to the order of GS Inc. absolutely.

         (c) the Obligor hereby covenants and agrees with GS Inc. that until the termination of this Agreement as provided in Clause 3(e):

                  (i) the Obligor will not take any action which would have the effect of transferring or creating, directly or indirectly, any voting, economic or other interest in the Corporation;

                  (ii) the Obligor will not, directly or indirectly, take any action with respect to the capital stock or other interests in the Corporation which the Obligor would not be permitted to take if such capital stock or other interests were the shares of Common Stock received by the Transferor under the Plan;

                  (iii) the Obligor will not permit the Corporation to issue, or to redeem or otherwise acquire, any debt or equity securities of, or other interest in, the Corporation, or any right, option, warrant or other agreement or instrument to acquire any debt or equity securities of, or other interest in, the Corporation provided that the loan of $___________ made by the Transferor to the Corporation in connection with the Transferor's initial acquisition of the Secured Shares shall not be deemed a security of or interest in the Corporation for the purposes of this clause;

                  (iv) the Obligor will not permit the Corporation, directly or indirectly, to create, incur, assume, guarantee or otherwise become directly or indirectly liable with respect to any indebtedness, or to take any action which might create a lien, claim or encumbrance on any of its assets; provided, however, that the Obligor may permit the Corporation (i) to grant a negative pledge of shares of Common Stock to a third-party lender to support a loan or line of credit for the Obligor or the Corporation and (ii) incur indebtedness and/or pledge shares of Common Stock so long as the terms of such borrowing and/or pledge are approved in advance by GS Inc.;

                  (v) the Obligor will take all necessary and appropriate actions to ensure that any transfer of Secured Shares by GS Inc. upon enforcement of the security interest granted hereunder will be registered in the corporate records of the Corporation;

                  (vi) Subject to Clause 3(a), the Obligor will not permit the Corporation to take any action without the prior written consent of GS Inc., other than (i) the purchase of up to five percent of an outstanding series or class of publicly-traded investment securities that are not assessable and impose no future capital commitments, (ii) the


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                           granting of a negative pledge of shares of Common
                           Stock to a third-party lender to support a loan or line of credit for the Transferor or the Corporation and (iii) the acquisitions of interests in merchant banking funds sponsored by GS Inc. so long as the terms of any such acquisition are approved in advance by GS Inc.;

                  (vii) the Obligor will remain the sole shareholder of the Corporation;

                  (viii) the Obligor will not permit any person to become a director of the Corporation other than persons appointed or approved by GS Inc.;

                  (ix) the Obligor will cause the Managing Directors of GS Inc. appointed by GS Inc. as directors of the Corporation (the "GS Appointees") to be elected as directors of the Corporation and will not take any action to remove any GS Appointee as director of the Corporation unless requested by GS Inc. to do so, in which case the Obligor will take all actions necessary and desirable to remove such GS Appointee and, if requested by GS Inc., to cause a successor GS Appointee to become a director of the Corporation; and

                  (x) the Obligor will not permit the Corporation to dispose of any shares of Common Stock except as and to the extent that such shares could have been disposed of by the Corporation to an entity that is unaffiliated with the Obligor and the Corporation.

3. Administration of Security. The following provisions shall govern the administration of Secured Securities:

         (a) So long as no Event of Default has occurred and is continuing, the Obligor shall be entitled to vote Secured Securities and to receive and retain all dividends and, except as set forth in Clause 3(b) below, other distributions thereon and to give consents, waivers and ratifications in respect thereof. The Parties agree that, for the avoidance of doubt, any dividends or other distributions received by the Obligor from the Corporation (including any repayment in part of the loan of __________ held by the Obligor as an asset of the _____ Trust) shall on receipt by the Obligor cease to be subject to any Security Interest and shall be released from any other restriction that applies pursuant to this Agreement.

         (b) If the Obligor becomes entitled to receive, or receives, any certificate representing Secured Securities (or other security that may succeed Secured Securities or any security issued as a dividend or distribution in respect of Secured Securities) in respect of any stock split, reverse stock split, stock dividend, spinoff, splitup, merger or other combination, exchange or distribution in connection with any reclassification, increase or reduction of capital, in each case, with respect to Secured Securities, the


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                  Obligor agrees to accept the same as GS Inc.'s agent and to hold the same in trust on behalf of and for the benefit of GS Inc. and to deliver the same forthwith to GS Inc. in the exact form received, with the endorsement of the Obligor when deemed necessary or appropriate by GS Inc. of undated share transfer forms duly executed in blank, to be held by GS Inc., subject to the terms of this Agreement, as additional collateral security hereunder.

         (c) The Obligor hereby agrees that GS Inc. is authorized to hold Secured Securities through one or more custodians. GS Inc. and its agents (and its and their assigns) shall have no obligation in respect of Secured Securities, except to hold and dispose of the same in accordance with the terms of this Agreement.

         (d) the Obligor agrees with GS Inc. that: (i) the Obligor will not, and will not purport to, grant or suffer liens or encumbrances against, or sell, transfer or dispose of, any Secured Securities other than to or in favor of GS Inc.; (ii) GS Inc. is authorized, at any time and from time to time, to file financing statements and give notice to third parties regarding Secured Securities without the Obligor's signature to the extent permitted by applicable law, to transfer all or any part of Secured Securities to GS Inc.'s name or that of its nominee, and, subject to the provisions of Clause 3(a), to exercise all rights as if the absolute owner thereof; and
                  (iii) the Obligor has provided GS Inc. with the Obligor's true legal name and principal residence and will provide GS Inc. with 30 days prior written notice before changing Obligor's name.

         (e) Subject to the earlier disposition and application of Secured Securities pursuant to this Agreement following an Event of Default, Secured Securities shall be released from the security interest hereunder, and the lien hereby created in such Secured Securities shall simultaneously be released, upon the earliest to occur of (i) the Obligor's death, (ii) the expiration of the twenty-four (24) month period following the Obligor's Date of Termination (as defined in the Noncompetition Agreement), (iii) payment in cash or other satisfaction by the Obligor of all Liquidated Damages, or (iv) May 7, 2004, and all remaining Secured Securities shall be thereupon released from the Security Interest hereunder and this Agreement shall terminate. Notwithstanding the foregoing,
                  (x) no Secured Securities shall be released from the Security Interest hereunder pursuant to this Clause 3(e), if there are one or more pending disputes between the Obligor and GS Inc. as to the occurrence of an Event of Default or as to the right of GS Inc. or the Firm to exercise its remedies under this Agreement or the Noncompetition Agreement, including realization against Secured Securities in accordance with Clause 4 hereof, and this Agreement shall not terminate until the resolution of all such disputes and (y) no Secured Securities shall be released prior to the expiration of the term of the Guaranteed Obligators.


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         (f)      GS Inc. shall immediately upon request by the Obligor execute and deliver to the Obligor such instruments, deeds, transfers, assurances and agreements, in form and substance as the Obligor shall reasonably request, including the withdrawal or termination of any financing statements and amendments thereto, or the filing, withdrawal, termination or amendment of any other document required under applicable law to evidence the termination of the security interest created hereunder with respect to any securities that are released from the Security Interest hereunder in accordance with the provisions of this Agreement and to ensure that the one share held by a nominee shareholder shall be held for and to the order of the Obligor of the Corporation.

4. Remedies in Case of a Event of Default. If a Default Event has occurred and is continuing, GS Inc. subject to Articles 6(5) and 8(3) of the 1983 Law, and without having to apply to the Royal Court for authority to do so shall have the power of sale of the Secured Securities and have all the rights and remedies of a secured party under the 1983 Law. To the extent required and permitted by applicable law, GS Inc. will give the Obligor notice of the time and place of any public sale or of the time after which any private sale or other disposition of Secured Securities is to be made, by sending notice at least three days before the time of sale or disposition, which the Obligor hereby agrees is reasonable. The Obligor acknowledges the possibility that the public sale of some or all Secured Securities by GS Inc. may not be made without a then existing and effective registration statement under the United States Securities Act of 1933, as amended. The Obligor acknowledges and agrees with GS Inc. that GS Inc. has no affirmative obligation to prepare or keep effective any such registration statement and agrees that at any private sale Secured Securities may be sold at a price that is less than the price which might have been obtained at a public sale or that is less than the aggregate outstanding amount of the Liquidated Damages. For so long as Secured Securities consist of securities of a type customarily sold in a recognized market or which are the subject of widely distributed standard price quotations, GS Inc. may (but shall not be obligated to), as its remedy for a failure by the Obligor to pay Liquidated Damages, purchase such number of Secured Securities as are necessary (based upon the Fair Market Value (as defined below) thereof) to satisfy the then unpaid portion of Liquidated Damages (by reducing the then unpaid Liquidated Damages by an amount equal to the Fair Market Value of the Secured Securities purchased and without payment of any cash consideration) by giving written notice to such effect to the Obligor (the "Enforcement Notice"). Effective upon the giving of the Enforcement Notice, and without further action on the part of the parties to this Agreement, GS Inc. shall be deemed to have (1) purchased the lesser of (A) all Secured Securities or (B) such whole number of Secured Securities as has a Fair Market Value at least equal to the then unpaid Liquidated Damages; and (2) received proceeds in the amount of the Fair Market Value of such Secured Securities and applied such proceeds to the payment of any then unpaid Liquidated Damages. Any excess net proceeds from the deemed sale of such Secured Securities will continue to be held as Secured Securities under this Agreement until released in accordance with Clause 3(e). Nothing in this


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         Agreement, however, shall require the Firm to purchase Secured
         Securities in accordance with this Clause 4 in order to satisfy the Obligor's obligation to pay Liquidated Damages. For purposes of this Agreement, the "Fair Market Value" of any Secured Security means, as of any date, the fair market value thereof as determined in good faith by GS Inc. Any good faith determination by GS Inc. of the Fair Market Value of any Secured Security will be binding on the Obligor.

5. The Obligor's Obligations Not Affected. Except as provided in Clause 10(b), the obligations of the Obligor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by (a) any subordination, amendment or modification of or addition or supplement to this Agreement, the Noncompetition Agreement, the Plan or any assignment or transfer thereof; (b) any exercise or non-exercise by GS Inc. of any right, remedy, power or privilege under or in respect of this Agreement, the Noncompetition Agreement, the Plan or any waiver of any such right, remedy, power or privilege; (c) any waiver, consent, extension, indulgence or other action or inaction in respect of this Agreement, the Noncompetition Agreement, the Plan or any assignment or transfer of any thereof; (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like, of GS Inc., whether or not the Obligor shall have notice or knowledge of any of the foregoing; or (e) any other act or omission to act or delay of any kind by the Obligor, GS Inc. or any other person or any other circumstance whatsoever which might, but for the provisions of this clause (e), constitute a legal and equitable discharge of the Obligor's obligations hereunder.

6. Attorneys-in-Fact. Each of GS Inc. and each General Counsel of GS Inc. from time to time, acting separately, are hereby appointed the attorneys-in-fact of the Obligor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that GS Inc. reasonably may deem necessary or advisable to accomplish the purposes hereof, which appointments as attorneys-in-fact are irrevocable as ones coupled with an interest.

7. Termination. As and to the extent set forth in Clause 3(e) hereof, this Agreement shall terminate and GS Inc. shall return to the Obligor the remaining Secured Securities, except as otherwise provided in such Section.

8. Notices. All notices or other communications required or permitted to be given hereunder shall be delivered as provided in the Noncompetition Agreement.

9. No Third Party Beneficiaries. Except as expressly provided herein, this Agreement shall not confer on any person other than the Firm and the Obligor any rights or remedies hereunder.

10.      Miscellaneous

         (a) This Agreement, Section 8 of the Noncompetition Agreement, the Counterpart to the Shareholders' Agreement, dated the date hereof, to which the Obligor is a party, the Written Consent, dated the date hereof, to which the Corporation, the Transferor and the Obligor are parties, the June 26th Agreement, the Individual Security Interest Agreement and the Guidelines to Documentation for Non-U.S. Trusts Holding Stock of non-U.S. Corporations, dated the date hereof, contain the entire understanding and agreement between the Obligor and GS Inc. with respect to the matters expressly covered therein and supersede any other agreement written or oral, pertaining to such matters.

         (b) This Agreement may not be amended or modified other than by a written agreement executed by the Obligor and GS Inc. or its successors nor may any provision hereof be waived other than by a writing executed by the Obligor or GS Inc. or its successors; provided, that any waiver, amendment or modification of any of the provisions of this Agreement will not be effective against the Firm without the written consent of the Chief Executive Officer of GS Inc. or its successors, or such individual's designee. The Obligor may not, directly or indirectly (including by operation of law), assign the Obligor's rights or obligations hereunder without the prior written consent of the Chief Executive Officer of GS Inc. or its successors, or such individual's designee, and any such assignment by the Obligor in violation of this Agreement shall be void. This Agreement shall be binding upon the Obligor's permitted successors and assigns. Without impairing the Obligor's obligations hereunder, GS Inc. may at any time and from time to time assign its rights and obligations hereunder to any of its subsidiaries or affiliates (and have such rights and obligations reassigned to it or to any other subsidiary or affiliate). This Agreement shall be binding upon and inure to the benefit of the Firm and its assigns.

         (c) If any provision of this Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

         (d) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE ISLAND OF JERSEY, CHANNEL ISLANDS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, AND SHALL BE SUBJECT TO THE PROVISIONS OF SECTIONS 9, 10 AND 11 OF THE NONCOMPETITION AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.



Signed by
For and on behalf of
THE GOLDMAN SACHS GROUP, INC.
In the presence of:

Signed by
As a Trustee of the ___________ Trust
In the presence of:

Signed by
For and on behalf of
As Trustees of the __________ Trust
In the presence of:


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